Exhibit 99.1

NEWS	Contact: Loren Singletary
(713) 346-7807

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO REPORTS SECOND QUARTER 2017 RESULTS

HOUSTON, TX, July 27, 2017 — National Oilwell Varco, Inc. (NYSE: NOV) today reported a second quarter 2017 net loss of $75 million, or $0.20 per share. Excluding other items, net loss for the quarter was $54 million, or $0.14 per share. Other items totaled $30 million, pretax, and primarily consisted of charges related to severance and facility closures.

Revenues for the second quarter of 2017 were $1.76 billion, an increase of one percent compared to the first quarter of 2017 and an increase of two percent from the second quarter of 2016. Operating loss for the second quarter was $62 million, or 3.5 percent of sales. Excluding other items, operating loss was $32 million, or 1.8 percent of sales. Adjusted EBITDA (operating profit excluding other items before depreciation and amortization) for the second quarter was $142 million, or 8.1 percent of sales, an increase of $37 million from the first quarter of 2017. Cash flow from operations for the second quarter was $168 million.

“Our team executed exceptionally well during the second quarter, driving substantial sequential improvements in adjusted EBITDA and free cash flow, as we continue to navigate a challenging market,” commented Clay Williams, Chairman, President, and CEO. “Efficiency gains from our investments in operations through the last two years and rising demand support our drive to return the company to acceptable levels of financial performance. The second quarter results reflect our steady progress.”

“Scarcity is returning to the oilfield, and, around the world, customers are steadily exhausting excess stocks of the critical products, equipment and technologies we supply, laying the groundwork for future demand. The strong recovery we’ve seen thus far in North America, combined with many international markets stabilizing and offshore markets nearing bottom, makes us optimistic in our outlook.”

Rig Systems

Rig Systems generated revenues of $346 million, a decrease of 12 percent from the first quarter of 2017 and a decrease of 39 percent from the second quarter of 2016. Operating loss was $7 million, or 2.0 percent of sales. Adjusted EBITDA was $26 million, or 7.5 percent of sales, a decrease of 21 percent sequentially and a decrease of 47 percent from the prior year. Revenue from backlog declined to $224 million as backlog waned and certain capital equipment deliveries were deferred to the third quarter. Rig Systems held adjusted EBITDA decrementals (the change in adjusted EBITDA divided by the change in revenue) to 15% through strong execution of cost control and efficiency improvement initiatives.

Backlog for capital equipment orders for Rig Systems at June 30, 2017 was $2.22 billion. New orders during the quarter were $124 million, representing a book-to-bill of 55 percent. Land-related orders represented 60% of the order book and included one 1,500-HP AC Ideal Rig and a complete land rig equipment package that included the Company’s NOVOSTM process automation platform.

Rig Aftermarket

Rig Aftermarket generated revenues of $341 million, an increase of six percent from the first quarter of 2017 and a decrease of six percent from the second quarter of 2016. Operating profit was $76 million, or 22.3 percent of sales. Adjusted EBITDA was $83 million, or 24.3 percent of sales, an increase of 17 percent sequentially and an increase of 14 percent from the prior year. Rising demand for spare parts, service, and repair supported revenue growth. Favorable mix and improved absorption drove 60% adjusted EBITDA incrementals.

Wellbore Technologies

Wellbore Technologies generated revenues of $614 million, an increase of 11 percent from the first quarter of 2017 and an increase of 20 percent from the second quarter of 2016. Operating loss was $24 million, or 3.9 percent of sales. Adjusted EBITDA was $66 million, or 10.7 percent of sales, an increase of 74 percent sequentially and an increase of $65 million from the prior year. Robust U.S. activity growth and modest improvements in many international markets, partially offset by Canadian spring break-up, increased customer demand for the segment’s products and services. Higher volumes improved absorption across many of the segment’s North American manufacturing and service facilities, resulting in 47% adjusted EBITDA incrementals.

Completion & Production Solutions

Completion and Production Solutions generated revenues of $652 million, an increase of one percent from the first quarter of 2017 and an increase of 21 percent from the second quarter of 2016. Operating profit was $27 million, or 4.1 percent of sales. Adjusted EBITDA was $98 million, or 15.0 percent of sales, an increase of 27 percent sequentially and an increase of 72 percent from the prior year. Revenue improvements in the segment’s land-oriented operations were offset by declines in offshore businesses. Strong execution on offshore projects, FX benefits, and cost savings initiatives resulted in a 310 basis point improvement to adjusted EBITDA margins.

Backlog for capital equipment orders for Completion & Production Solutions at June 30, 2017 was $881 million. New orders during the quarter were $501 million, representing a book-to-bill of 127 percent when compared to the $393 million of orders shipped from backlog. Nearly all of the segment’s business units secured orders well in excess of 100% book-to-bill. Included in the order book was a total of 107,500HP of pressure pumping equipment, orders for seven new coiled tubing units, and a subsea soft yoke system for a floating storage regassification unit.

Significant Events and Achievements

NOV signed a 10-year service and support agreement with Transocean to maximize uptime and reduce total cost of ownership for the drill-floor equipment on 15 Transocean drilling rigs. The collaborative arrangement will leverage the operational expertise of both organizations and incorporate NOV’s leading drilling technologies, global aftermarket service and repair capabilities, and data-driven solutions, including the Company’s RigsentryTM condition-monitoring system. Rigsentry merges the power of Big Data analytics with design insight only available as the original equipment manufacturer to enable customers to operate and maintain rig equipment more effectively.

NOV introduced the latest version of its MD TotcoTM autodriller, e-Wildcat™ 2.0. Equipped with a more robust data acquisition system than previous models, the e-Wildcat 2.0 combines high-resolution sensors with rig-specific algorithms so conventional rigs can maintain a constant rate of penetration, allowing customers to improve drilling times up to 30%. Across North America, multiple customers have switched from competitor systems to the e-Wildcat 2.0, citing the system’s increased control and visibility as well as the additional ability to drill surface-hole sections more effectively.

NOV won a large thru-tubing tools order in North America from an independent service company, booking 60 TerraMax™ milling systems, totaling over 260 tools. The TerraMax milling system is a complete bottomhole assembly (BHA) for coiled tubing mill-out that includes thru-tubing connectors, twin flapper check valves, a dual circulation sub, a Bowen™ TerraForce™ coiled tubing jar, Bowen hydraulic disconnect, a PowerPlus™ coiled tubing motor, and a ShredR™ bit. NOV delivered the first 20 BHAs, and the customer is now using them in the Eagle Ford and Permian basins for extended-reach operations.

NOV introduced a new, more powerful, higher-torque top drive to enable drilling contractors to drill longer laterals faster and more efficiently. The 1,200-HP high-torque, induction-motor-powered TDS-11HD builds upon the field-proven performance and brand of NOV’s TDS-11SA top drive, offering extra power and 45% more torque for increased drilling requirements. NOV now also offers an upgrade package to provide its large installed base of market-leading TDS-11SA top drives with similar performance characteristics, including retrofitting two new 600-HP induction motors, a 400-HP increase, and upgrading the gear box and other components.

NOV booked meaningful international orders for its tubular coating and inspection services. In Egypt, NOV booked an order for Tube-Kote™ internal line pipe coatings, Thru-Kote™ sleeves, and corrosion-resistant custom fittings and accessories, and in Oman, NOV won an order to provide Tube-Kote internal coating on 220,000 ft of 2 7⁄8-in. production tubing. The Company’s Tuboscope™ TK™ Corrosion Control Services product line consistently sets the industry standard for preventing corrosion and wear, improving hydraulic efficiency and limiting internal-diameter deposits. In Mexico, NOV won a three-year contract for sucker rods and rod inspection, positioning NOV well to win future artificial-lift-related inspection opportunities there.

NOV recently introduced its IQ™ Monitoring System, the industry’s first wear and vibration monitoring product for underreamers. A unique sensor arrangement within the Anderreamer™ cutting structure provides detailed performance data used primarily to eliminate the need for caliper and cleanout runs. A companion application on any smartphone, tablet, or laptop is used on the rig for rapid analysis of drilling parameters, vibration severity, and tool diameter throughout a run. Recently, the tool was successfully used in high-pressure and high-temperature applications in the Gulf of Mexico and the North Sea. In both applications, the operators eliminated the need for secondary reaming runs required in offset wells.

In the North Sea, a major oil company avoided a potential expensive stuck pipe situation by detecting packoff, or plugging of the wellbore around the drillstring, using NOV’s BlackStream™ along-stream measurement (ASM) tool, IntelliServ™ wired drill pipe, and real-time equivalent fluid density software. The combination of tools allowed the operator to acquire high-frequency information on downhole drilling conditions, transmit the information in real time to the surface, and view the large amounts of data on a single display. By doing so, the operator was able to identify the root cause of packoff, change drilling practices, and eliminate the problem from reoccurring.

NOV introduced a remote monitoring and analytics platform for its production, process, and fluid transfer technologies. The Company’s new Process and Flow Technologies GoConnect platform collects, stores, and analyzes field-operation data to improve equipment performance and ultimately provide operators conditioned-based maintenance, predictive failure analytics, and process optimization.

NOV successfully trialed its ReedHycalogTM Tektonic™ drill bits Chainsaw design concept, featuring ION™ 3D cutters on primary blades and full round ION cutters on secondary blades. This configuration improves point loading to the formation for much greater drilling efficiency while maintaining durability. The 12 1⁄4-in. TK66 Tektonic bit drilled the entire vertical section in a single run, setting a field record for rate of penetration, 8% faster than a competitor’s previous record.

NOV installed more than 2.5 miles of Bondstrand™ glass-reinforced epoxy (GRE) pipework on the HMS Queen Elizabeth, the largest warship ever built for the UK Royal Navy. The Company supplied more than 2,000 GRE pipe spools, specialist bulkhead penetrations, MARRSTM OFFSHORE phenolic handrails and structures, and more than 4,311 ft² of phenolic fiberglass-reinforced polymer grating for the forward and aft islands and flight deck catwalks. NOV supplied the same solution to the HMS Prince of Wales, currently in fabrication. Between the two vessels, NOV’s fiberglass solutions saved approximately 390 metric tons of weight compared to metallic alternatives, offered significantly more corrosion resistance, and reduced maintenance needs.

Other Corporate Items

As of June 30, 2017, the Company had $1.53 billion in cash and cash equivalents and total debt of $3.21 billion. On June 27, 2017, the Company replaced its existing credit facility with a new $3.0 billion unsecured revolving credit facility that matures in June of 2022 and is subject to one primary covenant, a maximum debt-to-capitalization ratio of 60 percent. As of June 30, 2017, NOV had $3.0 billion available on the new facility and a debt-to-capitalization ratio of 18.6 percent.

Second Quarter Earnings Conference Call

NOV will hold a conference call to discuss its second quarter 2017 results on July 28, 2017 at 10:00 AM Central Time (11:00 AM Eastern Time). The call will be broadcast simultaneously at www.nov.com/investors. A replay will be available on the website for 30 days.

About National Oilwell Varco

National Oilwell Varco (NYSE: NOV) is a leading provider of technology, equipment, and services to the global oil and gas industry. NOV has been pioneering innovations that improve the cost-effectiveness, efficiency, safety, and environmental impact of oil and gas operations since 1862. The depth and breadth of NOV’s offerings support customers’ full-field, drilling, completion, and production needs. NOV powers the industry that powers the world.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31, 2017	June 30,
	2017	2016		2017	2016
Revenue:
Rig Systems	$346	$564	$393	$739	$1,490
Rig Aftermarket	341	364	321	662	755
Wellbore Technologies	614	511	555	1,169	1,142
Completion & Production Solutions	652	538	648	1,300	1,096
Eliminations	(194)	(253)	(176)	(370)	(570)

Total revenue	1,759	1,724	1,741	3,500	3,913
Gross profit (1)	231	35	209	440	279
Gross profit %	13.1%	2.0%	12.0%	12.6%	7.1%

Selling, general, and administrative	293	305	306	599	738

Operating loss	(62)	(270)	(97)	(159)	(459)
Interest and financial costs	(26)	(30)	(25)	(51)	(55)
Interest income	4	3	4	8	8
Equity loss in unconsolidated affiliates	(2)	(7)	—	(2)	(13)
Other income (expense), net	(2)	(34)	(11)	(13)	(55)

Loss before income taxes	(88)	(338)	(129)	(217)	(574)
Provision for income taxes	(14)	(121)	(9)	(23)	(239)

Net loss	(74)	(217)	(120)	(194)	(335)
Net income attributable to noncontrolling interests	1	—	2	3	1

Net loss attributable to Company	$(75)	$(217)	$(122)	$(197)	$(336)

Per share data:
Basic	$(0.20)	$(0.58)	$(0.32)	$(0.52)	$(0.90)

Diluted	$(0.20)	$(0.58)	$(0.32)	$(0.52)	$(0.90)

Weighted average shares outstanding:
Basic	377	375	376	377	375

Diluted	377	375	376	377	375

(1)	Gross profit excluding other items was $261 million and $497 million for the three and six months ended June 30, 2017, respectively. Gross profit excluding other items was $139 million and $439 million for the three and six months ended June 30, 2016, respectively. Gross profit excluding other items was $236 million for the three months ended March 31, 2017. See GAAP to Non-GAAP reconciliation on page 10.

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,530	$1,408
Receivables, net	2,086	2,083
Inventories, net	3,207	3,325
Costs in excess of billings	599	665
Other current assets	319	395

Total current assets	7,741	7,876

Property, plant and equipment, net	3,052	3,150
Goodwill and intangibles, net	9,567	9,597
Other assets	527	517

Total assets	$20,887	$21,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$448	$414
Accrued liabilities	1,489	1,568
Billings in excess of costs	337	440
Current portion of long-term debt and short-term borrowings	506	506
Accrued income taxes	71	119

Total current liabilities	2,851	3,047

Long-term debt	2,708	2,708
Other liabilities	1,306	1,382

Total liabilities	6,865	7,137

Total stockholders’ equity	14,022	14,003

Total liabilities and stockholders’ equity	$20,887	$21,140

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT (LOSS) – GAAP to Non-GAAP RECONCILIATION (Unaudited)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017	2016
Revenue:
Rig Systems	$346	$564	$393	$739	$1,490
Rig Aftermarket	341	364	321	662	755
Wellbore Technologies	614	511	555	1,169	1,142
Completion & Production Solutions	652	538	648	1,300	1,096
Eliminations	(194)	(253)	(176)	(370)	(570)

Total revenue	$1,759	$1,724	$1,741	$3,500	$3,913

Operating profit (loss):
Rig Systems	$(7)	$7	$9	$2	$74
Rig Aftermarket	76	62	61	137	131
Wellbore Technologies	(24)	(146)	(57)	(81)	(237)
Completion & Production Solutions	27	(33)	8	35	(71)
Eliminations and corporate costs	(134)	(160)	(118)	(252)	(356)

Total operating profit (loss)	$(62)	$(270)	$(97)	$(159)	$(459)

Other items:
Rig Systems	$16	$23	$7	$23	$75
Rig Aftermarket	1	5	5	6	13
Wellbore Technologies	(4)	50	—	(4)	88
Completion & Production Solutions	17	38	15	32	72
Eliminations and corporate costs	—	1	—	—	10

Total other items	$30	$117	$27	$57	$258

Operating profit (loss) excluding other items:
Rig Systems	$9	$30	$16	$25	$149
Rig Aftermarket	77	67	66	143	144
Wellbore Technologies	(28)	(96)	(57)	(85)	(149)
Completion & Production Solutions	44	5	23	67	1
Eliminations and corporate costs	(134)	(159)	(118)	(252)	(346)

Total operating profit (loss) excluding other items	$(32)	$(153)	$(70)	$(102)	$(201)

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017	2016
Operating profit (loss) excluding other items:
Rig Systems	$9	$30	$16	$25	$149
Rig Aftermarket	77	67	66	143	144
Wellbore Technologies	(28)	(96)	(57)	(85)	(149)
Completion & Production Solutions	44	5	23	67	1
Eliminations and corporate costs	(134)	(159)	(118)	(252)	(346)

Total operating profit (loss) excluding other items	$(32)	$(153)	$(70)	$(102)	$(201)

Depreciation & amortization:
Rig Systems	$17	$19	$17	$34	$37
Rig Aftermarket	6	6	5	11	11
Wellbore Technologies	94	97	95	189	193
Completion & Production Solutions	54	52	54	108	104
Eliminations and corporate costs	3	4	4	7	8

Total depreciation & amortization	$174	$178	$175	$349	$353

Adjusted EBITDA (Operating profit excluding other items before depreciation & amortization) (Note 1):
Rig Systems	$26	$49	$33	$59	$186
Rig Aftermarket	83	73	71	154	155
Wellbore Technologies	66	1	38	104	44
Completion & Production Solutions	98	57	77	175	105
Eliminations and corporate costs	(131)	(155)	(114)	(245)	(338)

Total Adjusted EBITDA	$142	$25	$105	$247	$152

Adjusted EBITDA % (Note 1):
Rig Systems	7.5%	8.7%	8.4%	8.0%	12.5%
Rig Aftermarket	24.3%	20.1%	22.1%	23.3%	20.5%
Wellbore Technologies	10.7%	0.2%	6.8%	8.9%	3.9%
Completion & Production Solutions	15.0%	10.6%	11.9%	13.5%	9.6%
Total Adjusted EBITDA %	8.1%	1.5%	6.0%	7.1%	3.9%

Reconciliation of Adjusted EBITDA (Note 1):
GAAP net income (loss) attributable to Company	$(75)	$(217)	$(122)	$(197)	$(336)
Net income attributable to noncontrolling interest	1	—	2	3	1
Provision for income taxes	(14)	(121)	(9)	(23)	(239)
Interest expense	26	30	25	51	55
Interest income	(4)	(3)	(4)	(8)	(8)
Equity income (loss) in unconsolidated affiliates	2	7	—	2	13
Other income (expense), net	2	34	11	13	55
Depreciation & amortization	174	178	175	349	353
Other items in operating profit	30	117	27	57	258

Total Adjusted EBITDA:	$142	$25	$105	$247	$152

NATIONAL OILWELL VARCO, INC.

GAAP to Non-GAAP (Adjusted) RECONCILIATION (Unaudited)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017	2016
GAAP net income (loss) attributable to Company	$(75)	$(217)	$(122)	$(197)	$(336)
Other Items:
Severance, inventory charges, facility closures and other	30	117	27	57	258
Fixed asset write-down	—	26	10	10	32

GAAP net income (loss) less pre-tax other items	(45)	(74)	(85)	(130)	(46)
Tax impact on other items	(9)	(40)	(12)	(21)	(89)
Tax items (Note 2)	—	—	34	34	—

Adjusted net income (loss) attributable to Company (Note 1)	(54)	(114)	(63)	(117)	(135)
Noncontrolling interest	1	—	2	3	1

Adjusted net income (loss) (Note 1)	$(53)	$(114)	$(61)	$(114)	$(134)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017	2016
GAAP net income (loss) attributable to Company per share	$(0.20)	$(0.58)	$(0.32)	$(0.52)	$(0.90)
Other items:
Severance, inventory charges, facility closures and other	0.06	0.23	0.04	0.10	0.48
Fixed asset write-down	—	0.05	0.02	0.02	0.06
Tax items	—	—	0.09	0.09	—

Adjusted earnings (loss) per share (Note 1)	$(0.14)	$(0.30)	$(0.17)	$(0.31)	$(0.36)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017	2016
GAAP gross profit	$231	$35	$209	$440	$279
Other items included in gross profit	30	104	27	57	160

Adjusted gross profit (Note 1)	$261	$139	$236	$497	$439

GAAP selling, general, and administrative	$293	$305	$306	$599	$738
Other items included in selling, general, and administrative	—	(13)	—	—	(98)

Adjusted selling, general, and administrative (Note 1)	$293	$292	$306	$599	$640

Note 1: The Company discloses various non-GAAP financial measures in its periodic earnings press releases and other public disclosures to provide investors additional information about the results of ongoing operations. The Company uses these same non-GAAP measures internally to evaluate and manage the business. Each of these non-GAAP financial measures excludes the impact of certain other items and therefore has not been calculated in accordance with GAAP. A reconciliation of each non-GAAP financial measure to its most comparable GAAP financial measure is included herein. The non-GAAP financial measures are not intended to replace GAAP financial measures.

Note 2: The excluded Tax Item in Q1 2017 was foreign tax credit valuation allowances (VAs) booked because the Company is in a three-year cumulative tax loss position. In Q2 2017, similar VAs were largely offset by other realized tax credits.

CONTACT:	National Oilwell Varco, Inc.
Loren Singletary (713) 346-7807
Loren.Singletary@nov.com